Exhibit B

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Mack-Cali Realty Corporation.

Dated: February 17, 2004	/s/ William L. Mack
William L. Mack

Dated: February 17, 2004	/s/ Earle I. Mack
Earle I. Mack

Dated: February 17, 2004	/s/ Mitchell E. Hersh
Mitchell E. Hersh

Dated: February 17, 2004	/s/ David S. Mack
David S. Mack

Dated: February 17, 2004	/s/ Fredric Mack
Fredric Mack

Dated: February 17, 2004	/s/ Richard Mack
Richard Mack

Dated: February 17, 2004	/s/ Stephen Mack
Stephen Mack

Dated: February 17, 2004	/s/ Andrew Mack
Andrew Mack

Dated: February 17, 2004	/s/ Beatrice Mack
Beatrice Mack

Dated: February 17, 2004	/s/ David S. Mack
David S. Mack, as Trustee for The David and Sondra Mack Foundation

Dated: February 17, 2004	/s/ Earle I. Mack
Earle I. Mack, as Trustee for the Earle I. Mack Foundation

Dated: February 17, 2004	/s/ William L. Mack
William L. Mack, as Trustee for Trust William Mack A

Dated: February 17, 2004	/s/ William L. Mack

William L. Mack, as Trustee for Trust William Mack 4/30/92

Dated: February 17, 2004	/s/ Phyllis Mack
Phyllis Mack, as Trustee for Trust f/b/o Richard Mack

Dated: February 17, 2004	/s/ Phyllis Mack
Phyllis Mack, as Trustee for Trust f/b/o Stephen Mack